Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory
contracts

Nuveen Tax-Advantaged Dividend Growth Fund
333-144483
811-222058


We hereby incorporate by reference the form of the new Investment Management Agreement and new
Sub-advisory Agreement filed in Proxy materials in the SEC filing on August 27, 2007, under Conformed
Submission Type DEF 14A, accession number
0000950137-07- 013089.